Ingersoll Rand Reports First-Quarter Continuing EPS of $0.48; Strong Operating Performance Delivers Adjusted Continuing EPS up 32 Percent to $0.50
Momentum in North American Climate segment leads performance

●	Bookings growth of 4 percent on an organic basis

●	Revenues of $2.9 billion, up slightly as reported and 2 percent on an organic basis

●	Operating margin improvement of 1.6 percentage points

●	Adjusted free cash flow improved $135 million year-over-year

●
Company increases guidance for full-year 2016 adjusted EPS from continuing operations to $3.95 to $4.10 compared to a prior guidance of $3.80 to $4.00; reported EPS to $5.39 to $5.54 including the gain on the Hussmann sale

All items labeled “adjusted” in this news release exclude restructuring expenses in 2015 and 2016 and other one-time costs in 2015. Revenues and bookings labeled as “organic” exclude the impact of currency and acquisitions. See attached tables for additional details.

Swords, Ireland, April 26, 2016 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $0.48 for the first quarter of 2016. The company reported net earnings of $152.4 million, or EPS of $0.58, for the first quarter of 2016.

Financial Comparisons - Continuing Operations

$, millions except EPS	Q1 2016	Q1 2015	Y-O-Y change
Bookings	$3,244	$3,200	1.4%
Net Revenues	$2,894	$2,888	0.2%
Reported Operating Margin	7.5%	5.9%	1.6 PPts
Adjusted Operating Margin	7.8%	6.4%	1.4 PPts
Reported EPS	$0.48	$0.22	118%
Adjusted EPS	$0.50	$0.38	32%
Adjusted Tax Rate	24.5%	26.9%	(2.4) PPts
Restructuring Cost	$(8.4)	$(0.9)	$(7.5)
“Ingersoll Rand delivered an outstanding quarter attributable to the many talented people and teams within our company that deliver for our customers around the world every day,” said Michael W. Lamach, chairman and chief executive officer. “With excellent operational execution and a relentless focus on growth, we continue to realize best-in-class organic growth, margin expansion and cash conversion. Based on our strong first-quarter results and increased confidence in our outlook, we are raising our 2016 earnings guidance.”

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Highlights from the 2016 First Quarter
Operating Margin

•
The first-quarter reported operating margin was 7.5 percent compared with 5.9 percent in 2015. Adjusted for restructuring charges and other one-time items, operating margin for the first-quarter was 7.8 percent, up 1.4 percentage points versus prior year.

•	Year-over-year margin gains from increased productivity savings, pricing and material deflation were partially offset by other inflation and negative currency.

Additional Highlights

•
First-quarter net earnings included $125.5 million, or EPS of $0.48 from continuing operations, and EPS of $0.10 from discontinued operations. The gain in discontinued operations is primarily a one-time item related to insurance settlements.

•
First-quarter 2016 results included $(8.4) million, or $(0.02) per share, from restructuring costs. Excluding restructuring and other one-time items, adjusted EPS from continuing operations were $0.50 and increased by 32 percent year-over-year.

•	Organic revenues for U.S. operations were up 3 percent and international operations increased 1 percent.

First-Quarter Business Review
Climate Segment: delivers energy-efficient products and innovative energy services. It includes Trane® and American Standard® Heating & Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems, and commercial and residential building services, parts, support and controls; energy services and building automation through Trane Building Advantage and Nexia; and Thermo King® transport temperature control solutions.

$, millions	Q1 2016	Q1 2015	Y-O-Y change
Bookings	$2,537	$2,443	4%
Net Revenues	$2,214	$2,159	3%
Adjusted Operating Income	$216.2	$151.2	43%
Adjusted Operating Margin	9.8%	7.0%	2.8 PPts

•	First-quarter 2016 organic revenues and bookings were up 4 percent and 6 percent, respectively.

•	First-quarter 2016 reported segment operating income increased 42 percent.

•
Strong operating leverage: operating margin improved 2.7 percentage points due to higher volumes, productivity gains, pricing, mix and material deflation, partially offset by other inflation and negative currency impacts.

Commercial HVAC organic revenues increased by a mid-single digit percentage.

•	Commercial HVAC organic revenues increased by a low-teens percentage in North America, up mid-single digits in Europe and Latin America, flat in Asia and down in the Middle East.

•	Currency had a 3 percentage point negative impact on first-quarter revenue.

•	Organic bookings were up high-single digits; up high-single digits in North America, up low teens in Asia, up high-single digits in Europe and down in Latin America and the Middle East.

Residential HVAC organic revenues were up mid-single digits. We experienced strong orders for the quarter, up approximately 17 percent.

Transport Refrigeration organic revenues declined slightly.

•	Revenue growth in North America and Europe truck and trailer were offset by currency and a sharp decline in marine containers.

•	Organic bookings declined as the marine business offset gains in truck and trailer.

-more-

Industrial Segment: delivers products and services that enhance energy efficiency, productivity and operations. The segment includes compressed air and gas systems and services, power tools, material handling systems, ARO® fluid management equipment, as well as Club Car ® golf, utility and rough terrain vehicles.

$, millions	Q1 2016	Q1 2015	Y-O-Y change
Bookings	$707	$758	(7%)
Net Revenues	$681	$729	(7%)
Adjusted Operating Income	$65.5	$86.9	(25%)
Adjusted Operating Margin	9.6%	11.9%	(2.3) PPts

•	First-quarter 2016 organic revenues and bookings both declined by approximately 5 percent.

•
First-quarter reported segment operating margin declined (1.1) percentage points due to lower volumes and mix, negative currency and other inflation, partially offset by productivity gains, positive price realization and material deflation.

•
Organic revenues for compression-related products were down low-single digits, industrial products were down mid-teens due to a 50 percent decline in material handling equipment, and Club Car was up slightly due to growth in golf cars and aftermarket parts.

•	Organic revenues were down high-single digits in the Americas due to declines in large compressors and material handling equipment; down low-single digits in EMEA and flat in Asia.

•	Currency had 2 percentage point negative impact on first-quarter revenue.

Balance Sheet and Free Cash Flow

•	Adjusted free cash flow in the first quarter of $(46) million improved compared to $(181) million in 2015.

•	At the end of the first quarter, working capital was 6.2 percent of revenues, compared with 6.3 percent in 2015.

•	Cash balances and total debt balances were $0.6 billion and $4.5 billion, respectively.

Share Repurchase
During the first quarter, the company repurchased approximately 4.9 million shares for approximately $250 million.

Sale of Hussmann Investment
The company sold its remaining equity interest in Hussmann Parent, Inc. on April 1, 2016 as part of a transaction in which Panasonic Corporation acquired 100 percent of Hussmann’s shares. Ingersoll Rand received net proceeds of approximately $415 million. The 2016 adjusted EPS and cash flow guidance excludes the proceeds from the sale of our interest in Hussmann.

Outlook
Based on a forecast of slow-to-moderate growth in global construction markets and weak industrial markets for 2016, the following is the company’s updated guidance:

Full-Year 2016 Guidance

•	Reported revenues in the range of flat to up 2 percent; organic up 2 percent to 4 percent compared with 2015.

•	Adjusted EPS from continuing operations of $3.95 to $4.10, compared with a prior guidance of $3.80 to $4.00.

•	Reported continuing EPS $5.39 to $5.54, including EPS of $(0.05) for restructuring, and approximately $1.49 from the gain on the sale of Hussmann.

•	Average diluted share count of approximately 261 million shares.

•	Adjusted free cash flow of $950 million to $1 billion, excluding the proceeds of the sale of Hussmann.

-more-

Second-Quarter 2016 Guidance

•	Reported revenues up 2 percent to 4 percent; organic up 4 percent to 6 percent compared with 2015.

•	Adjusted EPS from continuing operations of $1.27 to $1.32.

•	Reported continuing EPS of $2.75 to $2.80, including EPS of $(0.01) for restructuring, and approximately $1.49 from the gain on the sale of Hussmann.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products; performance of the markets in which we operate; our share repurchase program including the amount of shares to be repurchased and timing of such repurchases; our projected 2016 second-quarter and full-year financial performance including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, the outcome of any litigation, demand for our products and services, and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2015 and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands-including Club Car®, Ingersoll Rand®,  Thermo King® and Trane®-work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $13 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

# # #
4/26/16
(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

-more-

Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter ended
	March 31,
	2016	2015
Net revenues	$2,894.1	$2,887.8
Cost of goods sold	(2,047.0)	(2,086.7)
Selling & administrative expenses	(629.8)	(630.0)
Operating income	217.3	171.1
Interest expense	(56.7)	(55.1)
Other income/(expense), net	10.0	(26.4)
Earnings before income taxes	170.6	89.6
Provision for income taxes	(41.9)	(26.9)
Earnings from continuing operations	128.7	62.7
Discontinued operations, net of tax	26.9	(7.3)
Net earnings	155.6	55.4
Less: Net earnings attributable to noncontrolling interests	(3.2)	(4.1)
Net earnings attributable to Ingersoll-Rand plc	$152.4	$51.3

Amounts attributable to Ingersoll-Rand plc
ordinary shareholders:
Continuing operations	$125.5	$58.6
Discontinued operations	26.9	(7.3)
Net earnings	$152.4	$51.3

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.48	$0.22
Discontinued operations	0.10	(0.03)
	$0.58	$0.19

Weighted-average number of common shares
outstanding:
Diluted	261.3	268.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter
	ended March 31,
	2016	2015
Climate
Net revenues	$2,213.5	$2,158.5
Segment operating income *	214.3	150.9
and as a % of Net revenues	9.7%	7.0%

Industrial
Net revenues	680.6	729.3
Segment operating income *	62.4	74.8
and as a % of Net revenues	9.2%	10.3%

Unallocated corporate expense	(59.4)	(54.6)

Total
Net revenues	$2,894.1	$2,887.8
Consolidated operating income	$217.3	$171.1
and as a % of Net revenues	7.5%	5.9%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended March 31, 2016
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$2,894.1	$—		$2,894.1

	Operating income	217.3	8.4	(a)	225.7
	Operating margin	7.5%			7.8%

	Earnings from continuing operations before income taxes	170.6	8.4	(a)	179.0
	Provision for income taxes	(41.9)	(2.0)	(b)	(43.9)
	Tax rate	24.6%			24.5%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$125.5	$6.4	(c)	$131.9

	Diluted earnings per common share
	Continuing operations	$0.48	$0.02		$0.02

	Weighted-average number of common shares outstanding
	Diluted	261.3	—		261.3

	Detail of Adjustments:
(a)	Restructuring costs		$8.4
(b)	Tax impact		(2.0)
(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$6.4
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended March 31, 2015
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$2,887.8	$—		$2,887.8

	Operating income	171.1	12.6	(a,b)	183.7
	Operating margin	5.9%			6.4%

	Earnings from continuing operations before income taxes	89.6	55.2	(a,b,c)	144.8
	Provision for income taxes	(26.9)	(12.1)	(d)	(39.0)
	Tax rate	30.0%			26.9%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	58.6	43.1	(e)	101.7

	Diluted earnings per common share
	Continuing operations	$0.22	$0.16		$0.38

	Weighted-average number of common shares outstanding
	Diluted	268.5	—		268.5

	Detail of Adjustments:
(a)	Restructuring costs		0.9
(b)	Acquisition Inventory step up		11.7
(c)	Venezuela remeasurement of monetary assets		42.6
(d)	Tax impact of adjustments a, b, and c		(12.1)
(e)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$43.1
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions)
UNAUDITED

	For the quarter ended March 31, 2016		For the quarter ended March 31, 2015
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,213.5		$2,158.5

Segment operating income	$214.3	9.7%	$150.9	7.0%
Restructuring/Other	1.9	0.1%	0.3	—%
Adjusted operating income	216.2	9.8%	151.2	7.0%
Depreciation and amortization	57.2	2.6%	59.6	2.8%
EBITDA	$273.4	12.4%	$210.8	9.8%

Industrial
Net revenues	$680.6		$729.3

Segment operating income	$62.4	9.2%	$74.8	10.3%
Restructuring/Other	3.1	0.4%	12.1	1.6%
Adjusted operating income	65.5	9.6%	86.9	11.9%
Depreciation and amortization	16.3	2.4%	13.2	1.8%
EBITDA	$81.8	12.0%	$100.1	13.7%

Corporate
Unallocated corporate expense	$(59.4)		$(54.6)
Restructuring/Other	3.4		0.2
Adjusted corporate expense	(56.0)		(54.4)
Depreciation and amortization	14.5		15.1
EBITDA	$(41.5)		$(39.3)

Total Company
Net revenues	$2,894.1		$2,887.8

Operating income	$217.3	7.5%	$171.1	5.9%
Restructuring/Other	8.4	0.3%	12.6	0.5%
Adjusted operating income	225.7	7.8%	183.7	6.4%
Depreciation and amortization	88.0	3.0%	87.9	3.0%
EBITDA	$313.7	10.8%	$271.6	9.4%
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	March 31,	December 31,
	2016	2015
ASSETS
Cash and cash equivalents	$612.9	$736.8
Accounts and notes receivable, net	2,155.1	2,150.6
Inventories	1,612.7	1,410.7
Other current assets	432.2	311.3
Total current assets	4,812.9	4,609.4
Property, plant and equipment, net	1,582.2	1,575.1
Goodwill	5,784.4	5,730.2
Intangible assets, net	3,903.1	3,926.1
Other noncurrent assets	869.9	876.8
Total assets	$16,952.5	$16,717.6

LIABILITIES AND EQUITY
Accounts payable	$1,345.8	$1,249.3
Accrued expenses and other current liabilities	1,826.3	1,894.9
Short-term borrowings and current maturities of long-term debt	758.0	504.2
Total current liabilities	3,930.1	3,648.4
Long-term debt	3,714.6	3,713.6
Other noncurrent liabilities	3,455.1	3,476.4
Equity	5,852.7	5,879.2
Total liabilities and equity	$16,952.5	$16,717.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flow
(In millions)

UNAUDITED

	For the quarter
	ended March 31,
	2016	2015
Operating Activities
Income from continuing operations	$128.7	$62.7
Depreciation and amortization	88.0	87.9
Changes in assets and liabilities and other non-cash items	(222.0)	(265.8)
Net cash used in operating activities of continuing operations	(5.3)	(115.2)
Net cash used in operating activities of discontinued operations	(6.7)	(10.0)
Net cash used in operating activities	(12.0)	(125.2)

Investing Activities
Capital expenditures	(40.1)	(55.7)
Acquisitions and other investing activities, net	—	(937.7)
Net cash used in investing activities	(40.1)	(993.4)

Financing Activities
Net debt proceeds	254.0	311.1
Dividends paid to ordinary shareholders	(82.2)	(73.8)
Repurchase of ordinary shares	(250.1)	—
Other financing activities, net	(6.7)	19.5
Net cash provided by (used in) financing activities	(93.8)	256.8

Effect of exchange rate changes on cash and cash equivalents	22.0	(109.5)
Net decrease in cash and cash equivalents	(123.9)	(971.3)
Cash and cash equivalents - beginning of period	736.8	1,705.2
Cash and cash equivalents - end of period	$612.9	$733.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)

UNAUDITED

	December 31,	March 31,
	2015	2015	2016
Net Receivables	$2,151	$2,190	$2,155
Days Sales Outstanding	59.0	69.2	67.9

Net Inventory	$1,411	$1,613	$1,613
Inventory Turns	6.6	5.2	5.1

Accounts Payable	$1,249	$1,356	$1,346
Days Payable Outstanding	48.7	59.3	60.0

		Quarter ended	Quarter ended
		March 31, 2015	March 31, 2016
Cash flow used in operating activities (a)		$(125.2)	$(12.0)
Capital expenditures		(55.7)	(40.1)
Free cash flow		$(180.9)	$(52.1)
Cash payments for Restructuring		—	5.8
Adjusted free cash flow		$(180.9)	$(46.3)
(a) Includes both continuing and discontinued operations.
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.
The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.
The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION